EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated March 28, 2002, relating to the financial statements of Diamond Powersports, Inc. in the Registration Statement on Form SB-2 dated May 7, 2002, and Prospectus, and to the reference to our firm as 'Accountants.'



Perrella & Associates
Pompano Beach, Florida